CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

Ovist and Howard, Inc.
Certified Public Accountant
A Professional Services Corporation
7 Commerce Center Drive, Suite A
Henderson, Nevada

November 16, 2000

Board of Directors:

I hereby consent to the use in the Form SB-2 Registration Statement, of DotCom Visions, Inc., for the eleven months ended March 31, 2000 and the period from May 7, 1998 (inception) to March 31, 2000, for the company DotCom Vision, Inc. dated May 23, 2000. I also consent to the reference to my name under the caption "Experts" in the registration statement.

Ovist & Howard, CPA'S